Exhibit 10.3

AMENDMENT NO. 1 TO AGREEMENT

AMENDMENT NO. 1 to that certain agreement dated December 11, 2009, by and among, Diamond Technologies Inc., a Nevada corporation whose principal office is located at 2795 Barton Street East, Unit 5, Hamilton, ON L8E 2J8 Canada (“DTI”); and John Cecil, Grace Cecil, Samuel Baker and Carol Baker, who are directors and shareholders of Rophe Medical Technologies Inc. (collectively referred to as “SELLER”); and Rophe Medical Technologies Inc., a corporation organized under the laws of Canada whose principal office is located at 255 Duncan Mill Road, Unit 504, Toronto, ON M3B 3H9 Canada (“ROPHE”).

WHEREAS, the parties executed an agreement on December 11, 2009 (hereinafter referred to as the “Agreement”), a copy of which is attached hereto as “Exhibit A”; and

WHEREAS, paragraph 1.3(a) of the Agreement provides for the payment by DTI to ROPHE of $50,000 within 30 days of December 11, 2009; and

WHEREAS the parties desire to make certain amendments to the Agreement including an amendment to the said paragraph 1.3(a);

NOW, THEREFORE, in consideration of the sum of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Agreement is amended by substituting in paragraph 1.3(a) for the words “$50,000 within 30 days of the execution of this Agreement” the words “$50,000 on or before the 30th day of January, 2010”.

2.
The following shall be added to the Agreement as paragraph 8.4: “Notwithstanding anything elsewhere contained herein, in the event of any default in the performance of this Agreement by either party (the “Defaulting Party”), except for the payment of $50,000 payable on or before the 30th day of January 2010,  the Defaulting Party shall be allowed a period of thirty (30) days in which to remedy such default.”

All other provisions of the Agreement dated December 11, 2009 remain in full force and effect.

DATED this 18th day of December, 2009.

DIAMOND TECHNOLOGIES INC.
a Nevada Corporation

By:  VINCE LEITAO, President

ROPHE MEDICAL TECHNOLOGIES INC.
a corporation organized by the laws of Canada

By:  JOHN CECIL, President